Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Primo Water Corporation of our report dated March 30, 2011, except for Note 11 as to which the date is May 13, 2011, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to our firm under the caption “Experts” in this Prospectus.

/s/  MCGLADREY & PULLEN, LLP

Raleigh, North Carolina
June 8, 2011